UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019

BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3850 Hamlin Road, Auburn Hills, MI	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report): Not Applicable
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BWA	New York Stock Exchange
1.80% Senior Notes due 2022	BWA22	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On October 30, 2019, BorgWarner Inc. (the “Company”) and BorgWarner Morse TEC LLC, a wholly-owned subsidiary of the Company that holds asbestos and certain other liabilities and related insurance assets (“Morse TEC”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Enstar Holdings (US) LLC (the “Buyer”), and the Buyer also delivered a Buyer Guarantee and SG&A Commitment (the “Buyer Guarantee”) to Morse TEC and the Company.

Pursuant to the Purchase Agreement, the Company transferred, on October 30, 2019, to the Buyer the issued and outstanding equity interests of Morse TEC (the “Sale”). In connection with this transfer, the Company contributed approximately $172 million of cash to Morse TEC. In exchange for such transfer and contribution, the Buyer and Morse TEC are providing to the Company and its affiliates certain indemnities, guarantees and other covenants as set forth in the Purchase Agreement and the Buyer Guarantee. The Company and its board of directors have received a solvency opinion from an independent advisory firm that Morse TEC is solvent and adequately capitalized immediately prior to, at the time of, and after giving effect to the Sale.

Pursuant to the Purchase Agreement, Morse TEC indemnifies the Company and its affiliates for asbestos-related liabilities as more specifically described in the Purchase Agreement. Furthermore, pursuant to the Purchase Agreement, Morse TEC indemnifies the Company and its affiliates for certain specified environmental liabilities of Morse TEC which includes losses with respect to release of, or exposure to, hazardous materials in connection with certain specified locations. These indemnification obligations with respect to Asbestos-Related Liabilities and Environmental Liabilities (as such terms are defined in the Purchase Agreement) are not subject to any cap or time limitation.

In addition, pursuant to the Buyer Guarantee, the Buyer has agreed to guarantee, for a period of ten years following the date of the Sale, the payment of all obligations of Morse TEC and its affiliates arising out of any Asbestos-Related Liabilities and Environmental Liabilities (including any defense-related costs with regard to Asbestos-Related Liabilities and Environmental Liabilities). The aggregate amount of the Buyer’s obligations in respect of such guarantee will not exceed $205 million plus the amount of the Transferred Assets (as such term is defined in the Buyer Guarantee) distributed, dividended or otherwise transferred after the date of the Sale by Morse TEC to the Buyer or any affiliate thereof subject to certain exceptions and adjustments set forth in the Buyer Guarantee.

The Purchase Agreement contains representations and warranties with respect to Morse TEC, the Company and the Buyer. Pursuant to the Purchase Agreement, the Company and the Buyer will each indemnify the other for breaches of representations and warranties or breaches of covenants (including any breaches of the Buyer’s covenants under the Buyer Guarantee), subject to certain limitations as set forth in the Purchase Agreement.

Additional Information

A copy of the Purchase Agreement and the Buyer Guarantee have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company. In particular, the representations and warranties contained in the Purchase Agreement and the Buyer Guarantee were made only for the purposes of such agreements as of the specific dates therein and were solely for the benefit of the parties to such agreements. The representations and warranties contained in each such agreement may be subject to limitations agreed upon by the parties thereto and the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided in connection with the signing thereof.

The foregoing description of the Purchase Agreement and the Buyer Guarantee and the transactions contemplated by such agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this Item 1.01 by reference, and the Buyer Guarantee, a copy of which is attached hereto as Exhibit 2.2 and is incorporated into this Item 1.01 by reference.

As a result of the transaction, the Company expects to remove the asbestos obligations, related insurance assets and associated deferred tax assets from the Company’s Condensed Consolidated Balance Sheet. The Company is evaluating the accounting for this transaction, but currently estimates that this transaction could result in an after-tax loss in its consolidated financial statements of up to $40 million in the fourth quarter of 2019.

The statements in the immediately preceding paragraph may constitute forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Forward-looking statements are not guarantees of performance, and the Company’s actual results may differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include uncertainties associated with accounting treatment, related technical requirements and the valuation of assets and liabilities in the application of purchase accounting and other risks noted in reports that we file with the Securities and Exchange Commission, including the Risk Factors in our most recently filed Annual Report on Form 10-K. We do not undertake any obligation to update or announce publicly any updates to or revision to any of the forward-looking statements in this presentation to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions underlying the statements.

Item 8.01 Other Events

On October 30, 2019, the Company issued a press release announcing the transactions contemplated by the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following Exhibits are being furnished as part of this Report:

Exhibit
Number	Description
2.1	Membership Interest Purchase Agreement, dated as of October 30, 2019, among BorgWarner Inc., BorgWarner Morse TEC LLC and Enstar Holdings (US) LLC.*
2.2	Buyer Guarantee and SG&A Commitment, dated as of October 30, 2019, made by Enstar Holdings (US) LLC in favor of BorgWarner Morse TEC LLC and BorgWarner Inc.
99.1	Press Release dated October 30, 2019
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of such schedules and exhibits, or any section thereof, upon request.

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Membership Interest Purchase Agreement, dated as of October 30, 2019, among BorgWarner Inc., BorgWarner Morse TEC LLC and Enstar Holdings (US) LLC.
2.2	Buyer Guarantee and SG&A Commitment, dated as of October 30, 2019, made by Enstar Holdings (US) LLC in favor of BorgWarner Morse TEC LLC and BorgWarner Inc.
99.1	Press Release dated October 30, 2019
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2019

BORGWARNER INC.

By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President, Chief
Legal Officer and Secretary